Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2023 Financial Results

Ribbon announces strong 2023 earnings growth

IP Optical Networks achieves profitability for the second half of the year with strong demand from Service Providers and Critical Infrastructure

February 14, 2024

Conference Call Details:

Conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2023.

Date: Wednesday, February 14, 2024

Time: 4:30 p.m. (ET)

Dial-In Information:
US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

A telephone playback of the call will be available following the conference call until February 28, 2024 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13743849.

Live (Listen-Only) Webcast:

Available via the Investor Relations website, where a replay will also be available shortly following the conference call.

For more details on financial results, please visit investors.ribboncommunications.com.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the fourth quarter and full year 2023.

Revenue for the fourth quarter of 2023 was $226 million, compared to $234 million for the fourth quarter of 2022 and $203 million for the third quarter of 2023. Revenue for full year 2023 was $826 million, compared to $820 million for full year 2022. Full Year GAAP Loss from Operations improved $24 million to ($24) million. Adjusted non-GAAP EBITDA also improved $27 million to $91 million.

“I am very pleased with the significant improvement we have made in profitability in 2023 with higher margins in both of our segments and reduced operating expenses. Earnings on an adjusted EBITDA basis for the year increased 41% compared to 2022,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

”We achieved our key goal of attaining profitability in the IP Optical Networks business segment for the second half of the year. Sales exceeded $100 million for the first time in the fourth quarter and, combined with strong margins, achieved an adjusted EBITDA margin of 8% for the segment. Demand for broadband capacity will continue to grow exponentially, and we expect to continue our momentum in 2024 with increasing sales and improved profitability,” Mr. McClelland added. “In our Cloud & Edge business, we expect continued growth from Enterprise customers and U.S. Federal agencies. We also anticipate an improving U.S. Tier One Service spending environment in the second half of the year.”

Financial Highlights1

	Three months ended		Year ended
	December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022
GAAP Revenue	$226	$234	$826	$820
GAAP Net income (loss)	$7	$20	$(66)	$(98)
Non-GAAP Net income (loss)	$22	$15	$36	$17
Non-GAAP Adjusted EBITDA	$43	$29	$91	$64
GAAP diluted earnings (loss) per share	$0.04	$0.12	$(0.39)	$(0.63)
Non-GAAP diluted earnings (loss) per share	$0.12	$0.09	$0.21	$0.11
Weighted average shares outstanding basic	172	168	170	157
Weighted average shares outstanding diluted	173	172	173	161

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“Despite a challenging operating environment, we grew both sales and profitability in 2023. New customer wins in key markets helped offset lower U.S. Tier One Service Provider investment in capital expenditures that is affecting all suppliers. We also benefited from the controlled spending actions that we implemented early in the year with operating expenses down 6% despite the inflationary environment. As a result, adjusted EBITDA in the fourth quarter of 2023 was strong at $43 million, or 19% of revenue. We improved our capital structure in 2023 by issuing $55 million of preferred equity and reducing our term loan by $95 million,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Business Outlook1

For 2024, the Company expects to build on the momentum from the second half of 2023, with a stronger portfolio and market presence and to follow a normal seasonal pattern with the business accelerating as the year progresses.

For the first quarter of 2024, the Company projects revenue of $180 million to $190 million. Non-GAAP gross margin is projected in a range of 51% to 52%. Adjusted EBITDA is projected in a range of $5 million to $10 million.

For the full year 2024, the Company projects revenue of $840 million to $870 million. Non-GAAP gross margin is projected in a range of 53% to 54%. Adjusted EBITDA is projected in a range of $110 million to $120 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	February 26-29, 2024: Mobile World Congress

▪	March 4, 2024: JMP Securities Technology Conference

▪	March 24-28, 2024: Optical Fiber Communication Conference and Exhibition
▪	March 25-28, 2024: Enterprise Connect

About Ribbon
Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the first quarter of 2024 and beyond; the impact of the wars in Israel and Ukraine; customer engagement and momentum; plans and objectives for future operations, including cost reductions; capital structure changes and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring efforts; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks resulting from rising interests rates and inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the quarter ended September 30, 2023. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with a certain ongoing contract litigation where Ribbon is defendant (as described in Note 25 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2022), the Company has incurred litigation costs beginning in the first quarter of 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned and generally not within its control. Accordingly, the Company believes that excluding the litigation costs related to this specific legal matter facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Decrease in Fair Value of Investments

Each reporting period, the Company calculated the fair values of the debentures (the "Debentures") and the warrants to purchase shares of AVCT common stock (the "AVCT Warrants") that it received as consideration in connection with the Kandy Sale on December 1, 2020. Effective September 8, 2021, the Company received 13,700,421 shares of AVCT common stock upon the conversion of the Debentures and AVCT Warrants. The AVCT common stock was also marked to market each reporting period by the Company until their disposal on August 29, 2022, when they were used as partial consideration in connection with the Company's acquisition of perpetual software licenses from AVCT. The Company recorded adjustments to the fair value of these investments in Other (expense) income, net. The Company excluded the gains and losses from the change in the fair value of these investments because it believes that such gains or losses were not part of its core business or ongoing operations.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both instruments issued in March 2023 in connection with the Company’s private placement and are classified as liabilities and marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Preferred Stock and Warrant Liability Issuance Costs

The Company incurred $3.5 million of investment banking, advisory and legal fees in its March 2023 private placement of the Series A Preferred Stock and warrants to purchase shares of the Company’s common stock, both of which are classified by the Company as liabilities that are marked to market each reporting period. The Company excludes these issuance costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of other companies in its industry, and it allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; acquisition-, disposal- and integration-related expense; certain litigation costs; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2023	2023	2022
Revenue:
Product	$125,984	$108,501	$136,871
Service	100,417	94,660	96,768
Total revenue	226,401	203,161	233,639

Cost of revenue:
Product	61,183	59,436	75,919
Service	37,205	33,065	36,088
Amortization of acquired technology	6,305	7,157	7,619
Total cost of revenue	104,693	99,658	119,626

Gross profit	121,708	103,503	114,013

Gross margin	53.8%	50.9%	48.8%

Operating expenses:
Research and development	45,351	46,229	50,517
Sales and marketing	35,361	32,795	37,939
General and administrative	13,686	12,885	13,172
Amortization of acquired intangible assets	6,861	7,216	7,350
Acquisition-, disposal- and integration-related	1,494	842	1,914
Restructuring and related	2,285	2,680	1,856
Total operating expenses	105,038	102,647	112,748

Income from operations	16,670	856	1,265
Interest expense, net	(6,989)	(7,143)	(5,911)
Other expense, net	(3,232)	(2,620)	(1,735)

Income (loss) before income taxes	6,449	(8,907)	(6,381)
Income tax benefit (provision)	630	(4,594)	26,869

Net income (loss)	$7,079	$(13,501)	$20,488

Income (loss) per share:
Basic	$0.04	$(0.08)	$0.12
Diluted	$0.04	$(0.08)	$0.12

Weighted average shares used to compute loss per share:
Basic	171,755	171,190	168,163
Diluted	172,990	171,190	172,213

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2023	2022
Revenue:
Product	$445,150	$442,680
Service	381,189	377,080
Total revenue	826,339	819,760

Cost of revenue:
Product	250,609	245,145
Service	139,357	142,137
Amortization of acquired technology	28,290	31,542
Total cost of revenue	418,256	418,824

Gross profit	408,083	400,936

Gross margin	49.4%	48.9%

Operating expenses:
Research and development	190,660	203,676
Sales and marketing	137,460	147,766
General and administrative	54,962	51,053
Amortization of acquired intangible assets	28,601	29,646
Acquisition-, disposal- and integration-related	4,476	6,286
Restructuring and related	16,209	10,833
Total operating expenses	432,368	449,260

Loss from operations	(24,285)	(48,324)
Interest expense, net	(27,320)	(19,780)
Other expense, net	(3,768)	(44,495)

Loss before income taxes	(55,373)	(112,599)
Income tax (provision) benefit	(10,833)	14,516

Net loss	$(66,206)	$(98,083)

Loss per share
Basic	$(0.39)	$(0.63)
Diluted	$(0.39)	$(0.63)

Weighted average shares used to compute loss per share:
Basic	170,408	156,668
Diluted	170,408	156,668

RIBBON COMMUNICATIONS INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$26,630	$67,262
Accounts receivable, net	268,421	267,244
Inventory	77,521	75,423
Other current assets	46,146	68,057
Total current assets	418,718	477,986

Property and equipment, net	41,820	44,832
Intangible assets, net	238,087	294,728
Goodwill	300,892	300,892
Deferred income taxes	69,761	53,649
Operating lease right-of-use assets	39,783	44,888
Other assets	35,092	38,589
	$1,144,153	$1,255,564
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$35,102	$20,058
Accounts payable	85,164	95,810
Accrued expenses and other	91,687	85,270
Operating lease liabilities	15,739	15,416
Deferred revenue	113,381	113,939
Total current liabilities	341,073	330,493

Long-term debt, net of current	197,482	306,270
Warrant liability	5,295	-
Preferred stock liability	53,337	-
Operating lease liabilities, net of current	38,711	46,183
Deferred revenue, net of current	19,218	19,254
Deferred income taxes	5,616	3,750
Other long-term liabilities	30,658	31,187
Total liabilities	691,390	737,137

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,958,909	1,941,569
Accumulated deficit	(1,519,950)	(1,453,744)
Accumulated other comprehensive income	13,787	30,585
Total stockholders' equity	452,763	518,427
	$1,144,153	$1,255,564

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(66,206)	$(98,083)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	14,105	15,295
Amortization of intangible assets	56,891	61,188
Amortization of debt issuance costs	3,241	2,308
Amortization of accumulated other comprehensive gain related to interest rate swap	(5,575)	-
Stock-based compensation	21,806	18,707
Deferred income taxes	(9,196)	(18,251)
Gain on sale of business	-	(62)
Realized gain on swap sale	(7,301)	-
Decrease in fair value of investments	-	41,291
Change in fair value of warrant liability	(201)	-
Change in fair value of preferred stock liability	1,548	-
Dividends accrued on preferred stock liability	3,935	-
Foreign currency exchange (gains) losses	(44)	1,576
Changes in operating assets and liabilities:
Accounts receivable	5,726	14,285
Inventory	(10,701)	(32,099)
Other operating assets	34,834	2,109
Accounts payable	(10,498)	(448)
Accrued expenses and other long-term liabilities	(14,684)	(37,635)
Deferred revenue	(593)	3,455
Net cash provided by (used in) operating activities	17,087	(26,364)

Cash flows from investing activities:
Purchases of property and equipment	(9,381)	(10,254)
Proceeds from sale of business	-	1,418
Purchases of software licenses	(100)	(3,300)
Net cash used in investing activities	(9,481)	(12,136)

Cash flows from financing activities:
Borrowings under revolving line of credit	97,000	73,625
Principal payments on revolving line of credit	(97,000)	(73,625)
Principal payments of term debt	(95,058)	(45,058)
Principal payments of finance leases	-	(595)
Payment of debt issuance costs	(1,685)	(1,046)
Proceeds from equity offering	-	52,067
Payment of equity offering issuance costs	-	(1,654)
Proceeds from issuance of preferred stock and warrant liabilities	53,350	-
Proceeds from the exercise of stock options	15	1
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(4,481)	(2,784)
Net cash (used in) provided by financing activities	(47,859)	931

Effect of exchange rate changes on cash and cash equivalents	(379)	(1,654)

Net decrease in cash and cash equivalents	(40,632)	(39,223)
Cash and cash equivalents, beginning of year	67,262	106,485
Cash and cash equivalents, end of year	$26,630	$67,262

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Stock-based compensation
Cost of revenue - product	$125	$121	$132	$510	$471
Cost of revenue - service	550	536	590	2,147	2,157
Cost of revenue	675	657	722	2,657	2,628

Research and development	1,112	1,259	1,373	4,933	5,108
Sales and marketing	1,438	1,402	1,656	7,111	6,074
General and administrative	1,667	1,632	1,461	7,105	4,897
Operating expense	4,217	4,293	4,490	19,149	16,079

Total stock-based compensation	$4,892	$4,950	$5,212	$21,806	$18,707

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2023	2023	2022
GAAP Gross margin	53.8%	50.9%	48.8%
Stock-based compensation	0.3%	0.3%	0.3%
Amortization of acquired technology	2.7%	3.6%	3.3%
Non-GAAP Gross margin	56.8%	54.8%	52.4%

GAAP Net income (loss)	$7,079	$(13,501)	$20,488
Stock-based compensation	4,892	4,950	5,212
Amortization of acquired intangible assets	13,166	14,373	14,969
Litigation costs	538	478	-
Acquisition-, disposal- and integration-related	1,494	842	1,914
Restructuring and related	2,285	2,680	1,856
Preferred stock and warrant liability mark-to-market adjustment	3,724	148	-
Tax effect of non-GAAP adjustments	(11,606)	(615)	(28,950)
Non-GAAP Net income	$21,572	$9,355	$15,489

GAAP Diluted earnings (loss) per share	$0.04	$(0.08)	$0.12
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.08	0.08	0.09
Litigation costs	*	*	-
Acquisition-, disposal- and integration-related	0.01	*	0.01
Restructuring and related	0.01	0.02	0.01
Preferred stock and warrant liability mark-to-market adjustment	0.02	*	-
Tax effect of non-GAAP adjustments	(0.07)	*	(0.17)
Non-GAAP Diluted earnings per share	$0.12	$0.05	$0.09

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	171,755	171,190	168,163
Shares used to compute Non-GAAP diluted earnings per share	172,990	176,298	172,213

GAAP Income from operations	$16,670	$856	$1,265
Depreciation	3,502	3,544	3,607
Stock-based compensation	4,892	4,950	5,212
Amortization of acquired intangible assets	13,166	14,373	14,969
Litigation costs	538	478	-
Acquisition-, disposal- and integration-related	1,494	842	1,914
Restructuring and related	2,285	2,680	1,856
Non-GAAP Adjusted EBITDA	$42,547	$27,723	$28,823

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2023	2022
GAAP Gross Margin	49.4%	48.9%
Stock-based compensation	0.3%	0.3%
Amortization of acquired technology	3.4%	3.9%
Non-GAAP Gross Margin	53.1%	53.1%

GAAP Net loss	$(66,206)	$(98,083)
Stock-based compensation	21,806	18,707
Amortization of acquired intangible assets	56,891	61,188
Litigation costs	1,307	-
Acquisition-, disposal- and integration-related	4,476	6,286
Restructuring and related	16,209	10,833
Decrease in fair value of investments	-	41,292
Preferred stock and warrant liability mark-to-market adjustment	5,282	-
Preferred stock and warrant liability issuance costs	3,545	-
Tax effect of non-GAAP adjustments	(7,462)	(22,875)
Non-GAAP Net income	$35,848	$17,348

GAAP Diluted loss per share	$(0.39)	$(0.63)
Stock-based compensation	0.13	0.12
Amortization of acquired intangible assets	0.33	0.39
Litigation costs	0.01	-
Acquisition-, disposal- and integration-related	0.03	0.04
Restructuring and related	0.09	0.07
Decrease in fair value of investments	-	0.26
Preferred stock and warrant liability mark-to-market adjustment	0.03	-
Preferred stock and warrant liability issuance costs	0.02	-
Tax effect of non-GAAP adjustments	(0.04)	(0.14)
Non-GAAP Diluted earnings per share	$0.21	$0.11

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	170,408	156,668
Shares used to compute Non-GAAP diluted earnings per share	172,947	161,325

GAAP Loss from operations	$(24,285)	$(48,324)
Depreciation	14,105	15,295
Stock-based compensation	21,806	18,707
Amortization of acquired intangible assets	56,891	61,188
Litigation costs	1,307	-
Acquisition-, disposal- and integration-related	4,476	6,286
Restructuring and related	16,209	10,833
Non-GAAP Adjusted EBITDA	$90,509	$63,985

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	March 31, 2024		December 31, 2024
	Midpoint¹	Range	Midpoint¹	Range
Revenue ($ millions)	$185	+/-$5M	$855	+/-$15M

Gross margin:
GAAP outlook	47.7%		50.3%
Stock-based compensation	0.3%		0.3%
Amortization of acquired technology	3.5%		2.9%
Non-GAAP outlook	51.5%	+/-0.5%	53.5%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$(16.7)		$13.4
Depreciation	3.7		14.8
Stock-based compensation	4.8		18.6
Amortization of acquired intangible assets	13.3		50.8
Litigation costs	0.9		2.7
Restructuring and related	1.5		14.7
Non-GAAP outlook	$7.5	+/-$2.5M	$115.0	+/-$5M

1. Q1 2024 and FY 2024 outlook represents the midpoint of the expected ranges